Exhibit 99.1

[Gene Logic Inc. Logo]

For further information, please contact:

Gene Logic Inc. Robert G. Burrows (investors/media)	Gene Logic Inc. Philip L. Rohrer, Jr. (investors)
Director, Corporate Communications	Chief Financial Officer
301.987.1824	301.987.1700
Email: rburrows@genelogic.com	Email: prohrer@genelogic.com

Gene Logic to Acquire TherImmune Research Corporation

— Combination Creates Unique Genomic-Based Drug Discovery and Development Services Company —

GAITHERSBURG, Md.—February 25, 2003—Gene Logic Inc. (Nasdaq: GLGC) announced today it has signed a definitive agreement with TherImmune Research Corporation (“TherImmune”), under which Gene Logic will acquire TherImmune for approximately $52 million, subject to adjustment, in cash and stock. TherImmune, based in Gaithersburg, Maryland, is a privately held, drug development contract research organization (CRO) specializing in discovery, preclinical and early stage clinical trial services. The combined company, with approximately 500 employees, will be headquartered in Gaithersburg, Maryland.

This acquisition is a key step in Gene Logic’s growth strategy. The transaction enables Gene Logic to:

•	leverage core genomics information products and services;
•	create a sizeable drug discovery and development outsourcing entity;
•	drive genomic information into mainstream drug discovery and development;
•	address the data and infrastructure needs of biopharmaceutical customers large and small;
•	enhance revenue growth and accelerate the time to profitability.

“At Gene Logic, we have spent the last five years focused on becoming the leading genomic information products and services company for drug discovery and development,” stated Mark D. Gessler, Chairman and Chief Executive Officer, Gene Logic Inc. “TherImmune and its state-of-the-art drug development services franchise, diverse client base and strong market reputation is a logical partner for Gene Logic. The combined company will result in customer and product synergies using genomic information and will accelerate our ability to be a stronger player in the outsourced drug development market.”

“Gene Logic has established a leadership position with its BioExpressTM and ToxExpressTM products,” stated Stephen J. Trevisan, President and Chief Executive Officer, TherImmune Research Corporation. “TherImmune has had tremendous growth since its inception in December 1998 by focusing on our customers’ needs. We are excited about the unique opportunity of addressing additional needs through predictive toxicology services prior to preclinical development and patient stratification data prior to early clinical development. In discussions with Gene Logic, the strategic fit between the two companies quickly became apparent. We concluded that our customers could mutually benefit from a combined product and services solution that creates a truly integrated source for genomic-based drug discovery and development.”

The two companies bring together complementary skill sets. Uniting Gene Logic genomic information products and services capabilities (comprehensive biorepository, predictive toxicogenomics, genomic data production, data management and software systems development) with TherImmune’s early development services expertise (toxicology, pharmacology, Phase I and Phase II trial management, bioanalytical, chemistry and pathology), creates a combined entity with expanded scientific, organizational and financial resources.

Under terms of the agreement, Gene Logic will acquire TherImmune using a combination of cash and stock. Specifically, Gene Logic will pay approximately $31 million in cash and issue to TherImmune shareholders new shares of common stock of Gene Logic, with a value of approximately $21 million, subject to adjustment. The number of shares to be issued will be determined based on Gene Logic’s closing stock price on the date of closing. Using an average of Gene Logic’s closing stock price over the last ten days, Gene Logic would issue approximately 3.1 million new shares of its common stock. The stock portion of the transaction is intended to be accomplished through a private placement of new common stock shares of Gene Logic to the current shareholders of TherImmune. The acquisition is subject to completion of the securities offering, approval of TherImmune shareholders and certain other conditions. The acquisition is expected to close in the second quarter of 2003.

Gene Logic anticipates the acquisition will be accretive to earnings in 2003. Upon closing of the transaction, Gene Logic will combine the management strengths of both companies in roles within senior management. In addition, Stephen J. Trevisan will become a member of Gene Logic’s senior management team, reporting to Mark D. Gessler, and will become a member of Gene Logic’s board of directors.

The shares of Gene Logic common stock issuable in the transaction with TherImmune have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the common stock may not be offered or sold absent an exemption from or transaction not subject to the registration requirement of the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Conference Call
 Gene Logic’s senior management will discuss details concerning the proposed acquisition of TherImmune during its fourth quarter and full year 2002 results conference call scheduled for this morning at 10:00 a.m. EST. To participate in the conference call, participants may dial 800/699-8358 or 706/679-5588; no passcode is required. Those interested may also go to the Gene Logic Web site—www.genelogic.com—and click on the broadcast icon to listen to the Webcast of the call. A replay of the conference call will be available through March 11 by dialing 800/642-1687 or 706/645-9291 and using passcode 7645019. The Webcast will be archived and available for replay from the Investor Relations portion of the Gene Logic Web site.

Note
 This press release and additional information regarding this transaction is available on Gene Logic’s Web site at: www.genelogic.com.

TherImmune Overview
 TherImmune Research Corporation is a fully integrated Contract Research Organization (CRO) that provides drug development services to the pharmaceutical and biotechnology industries. The Company specializes in providing complete Investigational New Drug (IND) packages and delivering high quality non-clinical and clinical studies, bioanalytical, infectious disease, immunology, and pathology services to its clients. Additional information can be found at www.therimmune.com.

Gene Logic Overview
 Gene Logic Inc. is a leading provider of genomics-based information and bioinformatics products, services and solutions to the pharmaceutical and biotechnology industries. The Company specializes in a broad range of capabilities including tissue sample collection and handling, genomic data generation and data management and software systems development. This full range of capabilities enables the Company’s customers to introduce and integrate leading edge genomics technologies throughout their drug discovery and development efforts. Gene Logic’s mission is to become an indispensable partner in enabling the most effective and productive research for life science customers worldwide. For more information about Gene Logic, visit www.genelogic.com or telephone toll-free – 1/800/GENELOGIC.

Safe Harbor Statement
 Statements in this press release regarding the proposed transaction between Gene Logic and TherImmune Research Corporation, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, discovery and development of products, potential acquisitions, strategic alliances and intellectual property, and any other statements about Gene Logic or TherImmune management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans”, “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the inability to consummate the transaction, the inability of Gene Logic to successfully integrate TherImmune’s operations and employees; the inability to realize anticipated synergies and cost savings; adverse results in drug discovery and clinical development processes of the combined company’s customers; commercial limitations imposed by patents owned or controlled by third parties; difficulties or delays in obtaining regulatory approvals to market products and services resulting from the combined company’s development efforts; and the other factors described under the heading “Risk Factors” in Gene Logic’s Annual Report on Form 10-K for the year ended December 31, 2001, which descriptions are incorporated by reference into this presentation, and in other filings made with the Securities and Exchange Commission from time to time. Gene Logic and TherImmune disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. Gene Logic, GeneExpress and the Gene Logic logo are registered trademarks of Gene Logic Inc.

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